EXHIBIT "D"

                  Letter of Credit Request Form


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               LETTER OF CREDIT REQUEST FORM


   TO:   TEXAS COMMERCE BANK, NATIONAL ASSOCIATION
         2200 Ross Avenue
         Post Office Box 660197
         Dallas, Texas   75266-0197
         Attention:  R. Britt Langford

   Gentlemen:

     The undersigned is an officer of EL CHICO RESTAURANTS, INC., a Texas corporation (the "Borrower"), and is authorized to make and deliver this certificate pursuant to that certain Loan Agreement dated as of September 21, 1993, between Borrower and Texas Commerce Bank, National Association, a national banking association (the "Loan Agreement"). All terms defined in the Loan Agreement shall have the same meaning herein.

     In accordance with the Loan Agreement, the Borrower hereby requests that the Lender issue a Letter of Credit. The Letter of Credit shall:

     (a)  be issued on _____________, 19___;

     (b)  be in the amount of $___________;

     (c) permit [a single drawing/multiple drawings] on the terms and conditions set forth below;

     (d)  be payable upon presentation of a [sight draft/time draft.
             The time draft shall be payable on _______________, 19___];
             and

     (e)  expire on ____________________, 19___.4/

     The Letter of Credit is to be delivered by the Lender to
   _________________________.

     [Drawing/Each drawing]3/ under the Letter of Credit shall be subject to the following conditions:

          1.
                                                          .

          2.
                                                          .

          3.
                                                          .

          4.
                                                          .

          5.
                                                          .

     In connection with the foregoing and pursuant to the terms and provisions of the Loan Agreement, the undersigned hereby certifies that the following statements are true and correct:

          (i)  The representations and warranties contained in
        Article VIII of the Loan Agreement and in each of the other Loan Documents are true and correct on and as of the date hereof with the same force and effect as if made on and as of such date.

          (ii) No Default has occurred and is continuing or would result from the issuance of the Letter of Credit requested hereunder.

          (iii) The face amount of the Letter of Credit requested hereunder, when added to all outstanding Letter of Credit
        Liabilities, will not exceed $1,000,000.

          (iv) The proposed terms of the Letter of Credit requested hereunder and the transactions proposed to be supported thereby are accurately and completely described on Annex 1 attached hereto.

          (v) All information supplied below is true, correct, and complete as of the date hereof.

                        Information

     (a)  Outstanding Letter of Credit Liabilities$_____________
     (b)  Net availability for Letters of Credit:  [$1,000,000 minus
          Line (a)]. . . . . . . . . . . . . $_____________
     (c)  Face Amount of requested Letter of Credit$_____________
     (d)  Date requested for issuance of Letter of Credit________, 19___

                              BORROWER:

                              EL CHICO RESTAURANTS, INC.



                              By:
                                  Name:
                                  Title:

Dated as of:
             [insert date of
             proposed issuance of
             Letter of Credit]



FILE: LCREG
081996 v1
147:13312-67


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                          ANNEX 1
              TO LETTER OF CREDIT REQUEST FORM

            Terms of Requested Letter of Credit